        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999
                                                 Registration No. 333-
================================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ----------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------
                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                   (Name of Registrant as specified in its charter)

                   TEXAS                                    76-0519693
      (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                   Identification No.)

                               4400 POST OAK PARKWAY
                                HOUSTON, TEXAS 77027
                                   (713) 235-8800
    (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                                  DAVID C. FARRIES
                              EXECUTIVE VICE PRESIDENT
                      SOUTHWEST BANCORPORATION OF TEXAS, INC.
                               4400 POST OAK PARKWAY
                                HOUSTON, TEXAS 77027
                                   (713) 235-8800
Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      COPIES TO:
                                MICHAEL P. FINCH, ESQ.
                                VINSON & ELKINS L.L.P.
                               1001 FANNIN, SUITE 2300
                              HOUSTON, TEXAS 77002-6760
                                    (713) 758-2128
                                  FAX (713) 615-5282

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

                                                            Proposed         Proposed maximum
      Title of each class of           Amount to be     maximum offering        aggregate          Amount of
    securities to be registered         registered     price per share(1)   offering price(1)   registration fee
Common Stock, par value
   $1.00 per share . . . . . . . . . . 310,000 shares        $17.22             $5,338,200         $1,485.00

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on The NASDAQ Stock Market on June 11, 1999 ($17.22 per share).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                      SUBJECT TO COMPLETION, DATED JUNE 14, 1999

                                    310,000 Shares

                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                                     COMMON STOCK

     This prospectus relates to the periodic offer and sale of up to 310,000 shares of common stock of Southwest Bancorporation of Texas, Inc., a Texas corporation, for the account of the person named under the caption "Selling Stockholder." This offering of shares will terminate on or before June ___, 2001.

     Southwest's common stock is listed for trading on The NASDAQ Stock Market under the trading symbol "SWBT." On June 11, 1999, the last reported sale price of the Common Stock on NASDAQ was $16.875 per share. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. Southwest will not receive any of the proceeds from the sale of shares by the selling stockholder. Southwest will pay all expenses of registration incurred in connection with the offering, but the selling stockholder will pay all brokerage commissions.

                                   _______________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SHARES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   _______________

-------------------------------------------------------------------------------

                 The date of this Prospectus is ______________, 1999.

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About this Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . .   2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Selling Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Southwest filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder may offer from time to time up to 310,000 shares of Southwest common stock. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information."

                         WHERE YOU CAN FIND MORE INFORMATION

     Southwest files annual, quarterly and special reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Southwest files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 60661 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Southwest also files such information with The NASDAQ Stock Market. Such reports, proxy statements and other information may be read and copied at its offices at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows Southwest to "incorporate by reference" the information it files with them, which means that Southwest can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Southwest files later with the SEC will automatically update and supersede this information. Southwest incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of the common stock or it terminates this offering:

     -    Its Annual Report on Form 10-K for the year ended December 31, 1998;

     -    Its Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;

     -    Its Current Report on Form 8-K, dated April, 1999; and

     - Its description of Southwest's common stock contained in its prospectus dated January 27, 1997, included in its registration statement on Form S-1 (Reg. No. 333-16509).

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

                                       Controller
                                       Southwest Bancorporation of Texas, Inc.
                                       4400 Post Oak Parkway
                                       Houston, Texas 77027
                                       (713) 235-8800

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Southwest has not authorized anyone else to provide you with different information. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                                     THE COMPANY

     Southwest is the bank holding company for Southwest Bank of Texas National Association. Southwest is the largest independent bank holding company headquartered in metropolitan Houston, Texas. Its principal offices are located at 4400 Post Oak Parkway, Houston, Texas 77027, and its telephone number is (713) 238-8800.

                                   USE OF PROCEEDS

     All of the shares offered hereby are being offered by the selling stockholder. Southwest will receive no part of the proceeds of any sales made hereunder.

                                 SELLING STOCKHOLDER

     All of the shares of common stock offered hereby are being sold by The Woodlands Land Development Company, L.P., as the selling stockholder. As of the date of this prospectus, these shares have not been issued. The selling stockholder has the contractual right to acquire these shares by converting the book value of its 49% equity interest in Mitchell Mortgage Company L.L.C. into shares of Southwest common stock at a conversion rate equal to 119.3408 shares of Southwest common stock for each $1,000 of its ownership interest in Mitchell. This equates to a conversion price of approximately $8.38 per share of Southwest common stock. Based on the book value of the selling stockholder's equity interest in Mitchell of $2,541,392, as of March 31, 1999, the selling stockholder would have had the right to acquire 303,292 shares of Southwest common stock as of that date. The actual number of shares which the selling stockholder acquires will be based upon the book value of its ownership interest in Mitchell as of the date it exercises its conversion right. Southwest believes that the actual number will not exceed the number of shares set forth on the cover page of this prospectus.
Mitchell will become a wholly-owned subsidiary of Southwest upon the selling stockholder's exercise of its conversion right, since Southwest currently owns the remaining 51% equity interest in Mitchell.

     Southwest has agreed to pay all expenses incident to the registration of the shares offered hereby under the Securities Act of 1933 and any registration or qualification under applicable state securities laws. Southwest has also agreed to reimburse the selling stockholder for reasonable fees and disbursements of its counsel up to $5,000 in connection with this registration. The selling stockholder is responsible for all underwriting discounts and commissions with respect to sales of the shares offered hereby.

                                 PLAN OF DISTRIBUTION

     The selling stockholder may from time to time offer the shares for sale either directly or through underwriters, dealers or agents or on any exchange on which the shares may be traded, or in independently negotiated transactions or otherwise; provided that such transactions will not include an underwritten public offering. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The methods by which the shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of NASDAQ; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions.

     The Company has agreed to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the Shares, against certain civil liabilities, including certain liabilities under the Securities Act.

     There can be no assurances that the selling stockholder will sell any or all of the shares offered hereunder.

                                    LEGAL MATTERS

     The validity of the shares offered hereby has been passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                       EXPERTS

     The consolidated financial statements in this prospectus by reference to the Annual Report on Form 10-K of Southwest Bancorporation of Texas, Inc. for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of Southwest Bancorporation of Texas, Inc. for the three-month periods ended March 31, 1999 and 1998, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 12, 1999, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a report or a part of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the registration of the shares are set forth in the following table. All amounts except the registration fee are estimated.

          Registration Fee (Securities and Exchange Commission)       $  1,485
          Accountant's Fees and Expenses                                 6,000
          Legal Fees and Expenses                                       10,000
          Printing Expenses                                              1,000
          Miscellaneous                                                  1,515
                                                                      --------
          Total                                                       $ 20,000
                                                                      ========

     The Company will bear the expenses of registration of the shares; the selling stockholder will not bear any of such expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of Southwest provide that, subject to certain limitations, its officers and directors (and certain other individuals acting on behalf of Southwest) will be indemnified by Southwest against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such persons, to the fullest extent permitted under the Texas Business Corporation Act (the "TBCA"). Generally, Article 2.01-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
 In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

     Southwest's Articles of Incorporation provide that a director of Southwest will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or the shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law,
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's officer, (iv) an action or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

ITEM 16.  EXHIBITS.

         *3.1  --   Articles of Incorporation of Southwest
         *3.2  --   Bylaws of Southwest (Restated as of December 31, 1996)
         *3.3  --   Amendment dated December 18, 1996 to Articles of
                    Incorporation of Southwest
         *4.1  --   Specimen Common Stock certificate
          4.2  --   Operating Agreement dated January 1, 1997 of Mitchell
                    Mortgage Servicing Company L.L.C. (predecessor of Mitchell
                    Mortgage Company L.L.C.) (incorporated by reference to
                    Exhibit 10.13 to Form S-4 Registration Statement
                    No. 333-70525)
          4.3  --   Letter Agreement dated January 1, 1997 among Fort Bend
                    Federal Savings and Loan Association of Rosenberg, Fort Bend
                    Holding Corp., The Woodlands Corporation and Mitchell
                    Mortgage Company, containing conversion rights as to
                    ownership interest in Mitchell Mortgage Company L.L.C.
                    (incorporated by reference to Exhibit 10.14 to Form S-4
                    Registration Statement No. 333-70525)
          4.4  --   Letter Agreement dated November 2, 1998 between Southwest
                    Bancorporation of Texas, Inc. and The Woodlands Operating
                    Company, LP as Agent for The Woodlands Land Development
                    Company, L.P. (incorporated by reference to Exhibit 10.15 to
                    Form S-4 Registration Statement No. 333-70525)
        **5.1  --   Opinion of Vinson & Elkins L.L.P.
       **15.1  --   Awareness Letter of PricewaterhouseCoopers LLP.
       **23.1  --   Consent of PricewaterhouseCoopers LLP.
       **23.2  --   Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
       **24.1  --   Powers of Attorney (included on the signature page to this
                    Registration Statement)

--------------
     * These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Registrant's Form S-1 Registration Statement No. 333-16509, declared effective by the Commission on January 27, 1997.
     **   Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of June, 1999.

                    SOUTHWEST BANCORPORATION OF TEXAS, INC.

                    By: /s/   WALTER E. JOHNSON
                        -------------------------------------------------------
                              Walter E. Johnson
                              Chairman of the Board and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                    TITLE                              DATE
/s/        WALTER E. JOHNSON      Chairman of the Board and Chief         June 14, 1999
--------------------------------  Executive Officer (Principal
          Walter E. Johnson       Executive Officer)

/s/        DAVID C. FARRIES       Executive Vice President,               June 14, 1999
--------------------------------  Treasurer and Secretary (Principal
          David C. Farries        Financial Officer)

/s/        R. JOHN McWHORTER      Senior Vice President and Controller    June 14, 1999
--------------------------------  (Principal Accounting Officer)
          R. John McWhorter

/s/        J. DAVID HEANEY        Director                                June 14, 1999
--------------------------------
          J. David Heaney

                                  Director
--------------------------------
          John W. Johnson

/s/       JOHN B. BROCK III       Director                                June 14, 1999
--------------------------------
          John B. Brock III


                                       II-4



                                  Director
--------------------------------
          Ernest H. Cockrell

                                  Director
--------------------------------
          Wilhelmina R. Morian

/s/      PAUL B. MURPHY, JR.      Director                                June 14, 1999
--------------------------------
         Paul B. Murphy, Jr.

/s/      ANDRES PALANDJOGLOU      Director                                June 14, 1999
--------------------------------
         Andres Palandjoglou

/s/      ADOLPH A. PFEFFER, JR.   Director                                June 14, 1999
--------------------------------
         Adolph A. Pfeffer, Jr.

                                  Director
--------------------------------
          Stanley D. Stearns, Jr.

/s/      LANE WARD                Director                                June 14, 1999
--------------------------------
         Lane Ward

                                  Director
--------------------------------
         Michael T. Willis

                                   INDEX TO EXHIBITS

         *3.1  --   Articles of Incorporation of Southwest
         *3.2  --   Bylaws of Southwest (Restated as of December 31, 1996)
         *3.3  --   Amendment dated December 18, 1996 to Articles of
                    Incorporation of Southwest
         *4.1  --   Specimen Common Stock certificate
          4.2  --   Operating Agreement dated January 1, 1997 of Mitchell
                    Mortgage Servicing Company L.L.C. (predecessor of Mitchell
                    Mortgage Company L.L.C.) (incorporated by reference to
                    Exhibit 10.13 to Form S-4 Registration Statement
                    No. 333-70525)
          4.3  --   Letter Agreement dated January 1, 1997 among Fort Bend
                    Federal Savings and Loan Association of Rosenberg, Fort
                    Bend Holding Corp., The Woodlands Corporation and Mitchell
                    Mortgage Company, containing conversion rights as to
                    ownership interest in Mitchell Mortgage Company L.L.C.
                    (incorporated by reference to Exhibit 10.14 to Form S-4
                    Registration Statement No. 333-70525)
          4.4  --   Letter Agreement dated November 2, 1998 between Southwest
                    Bancorporation of Texas, Inc. and The Woodlands Operating
                    Company, LP as Agent for The Woodlands Land Development
                    Company, L.P. (incorporated by reference to Exhibit 10.15
                    to Form S-4 Registration Statement No. 333-70525)
        **5.1  --   Opinion of Vinson & Elkins L.L.P.
       **15.1  --   Awareness Letter of PricewaterhouseCoopers LLP.
       **23.1  --   Consent of PricewaterhouseCoopers LLP.
       **23.2  --   Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
       **24.1  --   Powers of Attorney (included on the signature page to this
                    Registration Statement)

--------------
     * These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Registrant's Form S-1 Registration Statement No. 333-16509, declared effective by the Commission on January 27, 1997.
     **   Filed herewith.